Exhibit 99.1

Apollo Global Management Names Scott Kleinman and James Zelter Co-Presidents

New York, November 13, 2017 - Apollo Global Management, LLC (together with its consolidated subsidiaries, “Apollo”) (NYSE: APO) today announced the expansion of its executive leadership team with the elevation of Scott Kleinman and James Zelter to serve as Co-Presidents.

In connection with these appointments, the current roles of Leon Black, Chairman, Chief Executive Officer and Founder, Josh Harris, Senior Managing Director and Co-Founder, and Marc Rowan, Senior Managing Director and Co-Founder, will continue with respect to Apollo’s strategic leadership and investment committee decision-making.

The appointments of Mr. Kleinman and Mr. Zelter to the newly created positions of Co-President will be effective as of January 1, 2018, and they will report to Mr. Harris.

In their new capacities, Mr. Kleinman and Mr. Zelter will have full responsibility for all of Apollo’s revenue-generating and investing businesses. Mr. Kleinman will focus on Apollo’s equity and opportunistic businesses, and Mr. Zelter will focus on Apollo’s credit and yield businesses. They both will continue to serve on the investment committees in their respective areas of focus.

“Scott and Jim are two of the most talented investors and managers in the industry, and their promotions reflect a natural progression of their distinguished careers,” said Mr. Black. “This new leadership structure affirms and strengthens the inherent power of our integrated global investment platform with $242 billion of total assets under management across Credit, Private Equity and Real Assets and a deep bench of world-class talent that we continue to develop and promote at Apollo.”

Mr. Harris said, “Scott has been with Apollo for more than two decades, and he has played a critical role in driving the growth of our private equity business while maintaining a best-in-class investment track record. Jim joined Apollo more than a decade ago, and he has done an extraordinary job overseeing the growth of our credit business into one of the world’s largest alternative credit platforms.”

Mr. Kleinman and Mr. Zelter said, “We are honored to be given the opportunity to take on this new role. We look forward to jointly leading Apollo’s revenue-generating and investing businesses, and working closely with the founders and the members of the Management Committee to continue to deliver value to investors and drive Apollo forward as one of the world’s leading alternative investment managers.”

In addition to Messrs. Harris, Kleinman, and Zelter, the other members of the Management Committee include: Gary Parr, Senior Managing Director; Joseph Azelby, Global Head of Real Assets; Lisa Bernstein, Global Head of Human Capital; Anthony Civale, Lead Partner and Chief Operating Officer—Credit; Stephanie Drescher, Global Head of Business Development and Investor Relationship Management; Martin Kelly, Chief Financial Officer; Gernot Lohr, Senior Partner; Sanjay Patel, Head of Europe; and John Suydam, Chief Legal Officer.

About Scott Kleinman

Scott Kleinman, 44, is the Lead Partner for Private Equity and a member of Apollo’s Management Committee. Mr. Kleinman joined Apollo in 1996, and in 2009 he was named Lead Partner for Private Equity.

Prior to joining Apollo, Mr. Kleinman was a member of the Investment Banking division at Smith Barney Inc. Mr. Kleinman serves on the board of directors of Constellis Holdings, CH2M Hill Companies, Ltd., Hexion Holdings, LLC, Momentive Performance Materials Holdings, Inc., and Vectra Co.

In 2014, Mr. Kleinman founded the Kleinman Center for Energy Policy at the University of Pennsylvania. He is a member of the Board of Overseers at the University of Pennsylvania School of Design. Mr. Kleinman received a BA and BS from the University of Pennsylvania and the Wharton School of Business, respectively, graduating magna cum laude, Phi Beta Kappa.

About James Zelter

James Zelter, 55, is the Managing Director of Apollo’s Credit business, a member of Apollo’s Management Committee, and Chief Executive Officer and director of Apollo Investment Corporation.

Prior to joining Apollo in 2006, Mr. Zelter was with Citigroup Inc. and its predecessor companies from 1994 to 2006. From 2003 to 2005, Mr. Zelter was Chief Investment Officer of Citigroup Alternative Investments, and prior to that he was responsible for the firm’s Global High Yield franchise. Prior to joining Citigroup in 1994, Mr. Zelter was a High Yield Trader at Goldman Sachs & Co.

Mr. Zelter is a board member of DUMAC, the investment management company that oversees the Duke University Endowment and Duke University Foundation. Mr. Zelter has a degree in Economics from Duke University.

About Apollo Global Management

Apollo is a leading global alternative investment manager with offices in New York, Los Angeles, Houston, Chicago, St. Louis, Bethesda, Toronto, London, Frankfurt, Madrid, Luxembourg, Mumbai, Delhi, Singapore, Hong Kong and Shanghai. Apollo had assets under management (AUM) of approximately $242 billion as of September 30, 2017 in Private Equity ($70 billion of AUM), Credit ($158 billion of AUM) and Real Assets ($13 billion of AUM) funds invested across a core group of nine industries where Apollo has considerable knowledge and resources. For more information about Apollo, please visit www.agm.com.

Forward Looking Statements

This press release may contain forward looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, discussions related to Apollo’s expectations regarding the performance of its business, its liquidity and capital resources and the other non-historical statements in the discussion and analysis. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this press release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including risks relating to our dependence on certain key personnel, our ability to raise new private equity, credit or real estate funds, market conditions, generally, our ability to manage our growth, fund performance, changes in our regulatory environment and tax status, the variability of our revenues, net income and cash flow, our use of leverage to finance our businesses and investments by our funds and litigation risks, among others. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in Apollo’s annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 29, 2016, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in other filings. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. This press release does not constitute an offer of any Apollo fund.

Contact Information

For investor inquiries regarding Apollo:

Gary M. Stein

Head of Corporate Communications

Apollo Global Management, LLC

212-822-0467

gstein@apollolp.com

Noah Gunn

Investor Relations Manager

Apollo Global Management, LLC

212-822-0540

ngunn@apollolp.com

For media inquiries regarding Apollo:

Charles Zehren

Rubenstein Associates, Inc. for Apollo Global Management, LLC

(212) 843-8590

czehren@rubenstein.com

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